Kunekt Completes Financing

CARSON CITY, NV., September 24 - Kunekt Corporation (OTCBB: KNKT) announced today that it completed a $450,000 debt financing provided by the president and chief executive officer of the Company. The Company plans to use the proceeds for general working capital purposes.

The promissory note carries interest at the Fed (U.S.) prime rate, which is currently 3.25%, and is secured by the Company's assets and payable on demand.

"At this stage in the company's development and in order to protect shareholder value I decided the best course would be for me to provide this financing," said Mark Bruk, President and CEO.

For more information regarding Kunekt Corporation, please visit our web site at http://www.kunekt.com

About Kunekt Corporation

Kunekt plans to launch the KUNEKT® Card - the only credit card in the World to combine a cardholder's entire credit on one card. Our patent-pending technology is not available with any other card, including Visa®, MasterCard®, American Express® and Discover®. Some of our security features are an industry first and will provide our customers safety and peace of mind.

The KUNEKT Card automatically determines which of the cardholder's connected credit cards has enough available credit to pay for their purchase, or will combine credit from multiple connected cards for a single purchase. A KUNEKT Card cardholder's purchasing power is limited by the total of all of their connected cards' limits - not by the limit on a single card. These unique features nearly eliminate the risk of a transaction being declined.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the US Private Securities Litigation Reform Act of 1995. In particular, statements regarding our patent application are forward-looking statements as are discussions of our product launch. These statements, as well as the phrases "plan", "industry first" "provide" and similar expressions, are generally intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors (including, but not limited to, the outcome of Kunekt Corporation's patent application) that could cause the actual results, performance or achievements of Kunekt Corporation, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Please refer to the documents that Kunekt Corporation has filed with the U.S. Securities and Exchange Commission under the U.S. Securities Exchange Act of 1934, as amended, including Kunekt Corporation most recent annual report on Form 10-K, for a discussion of certain of these factors.

All forward-looking statements in this press release are based on information available to Kunekt Corporation as of the date hereof. All written or oral forward-looking statements attributable to Kunekt Corporation or any person acting on behalf of Kunekt Corporation are expressly qualified in their entirety by the foregoing. Kunekt Corporation does not undertake any obligation to update or revise any forward-looking statement contained herein to reflect any change in Kunekt Corporation's expectation with regard thereto or any change in events, conditions or circumstances on which any such statement is based.